Exhibit 99.1

Flotek Welcomes Michelle Adams, Technology Leader, to its Board of Directors

HOUSTON (Jan. 30, 2017) - Flotek Industries, Inc. (NYSE: FTK) today announced the appointment of Michelle Adams, a recognized and highly-experienced technology executive, to Flotek’s board of directors. Ms. Adams’ appointment will expand Flotek’s board from seven members to eight, and she will join the governance committee. She is the second woman to join the board and represents a strategic move by the company as it continues to evolve its perspective by adding leaders who are pioneers in their industries, with deep technical knowledge and innovative thought leadership.

Adams is currently worldwide vice president for IBM Watson Platform. Prior to joining IBM in 2005, she began her career in software sales working with pre-IPO companies. Later at IBM, she managed software teams for more than a decade before assuming the role of leading all go-to-market operations for North and South America. Afterward, Adams became the vice president of customer engagement before taking over her current role.

“Michelle is a forward-thinking leader who possesses a unique combination of expertise and passion for innovation, entrepreneurship and sustainability,” said John Chisholm, chairman, president and CEO of Flotek. “We’re excited to welcome her to the board and look forward to furthering our shared vision to make a difference.”

“This innovative company is on a mission to upend the traditional model of how chemistry is used in the reservoir and more sustainably develop our energy resources to meet the needs of the growing global population,” said Adams. “I’m eager to join this team of visionary and experienced thinkers and look forward to working closely with Flotek as they set a new pace for the energy industry.”

Adams received her bachelor’s degree from Villanova University and resides in Austin with her husband and children.

About Flotek Industries, Inc.

Flotek is a developer and distributor of prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of solvents and oils of oranges to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves large and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

For media Inquiries, contact:

Roxanna Salas

Roxanna.Salas@Edelman.com

713-970-2104

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